UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

 November 14, 2018

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0764349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 810-8600
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On November 14, 2018, in accordance with authority provided under the certificate of incorporation of Bank7 Corp. (the “Company”) and the articles of association of its wholly-owned subsidiary, Bank7 (the “Bank”), the Boards of Directors of both the Company and the Bank approved an increase in the size of their respective Board of Directors from eight to nine and appointed J. Michael Sanner to fill the vacancy created by such increase, effective immediately.  Mr. Sanner will serve as a Class I director until the 2019 annual meeting of shareholders.  Mr. Sanner has been appointed to serve on the Audit Committee and to chair the Compensation Committee of the Company’s Board of Directors.  In addition, Mr. Sanner has been appointed to serve on the Audit Committee of the Bank’s Board of Directors.

Mr. Sanner, age 64, began his career at the accounting firm of Arthur Andersen LLP after graduating from the University of Pennsylvania with his MBA and has over 37 years of experience providing assurance services to both public and private companies, primarily in the energy sector.  Prior to his retirement in June 2013, Mr. Sanner served as Assurance Partner at Ernst & Young LLP.  Mr. Sanner currently serves as a member of the Oklahoma Accountancy Board and has been involved in numerous civic, professional and charitable organizations.  Mr. Sanner has also been a member of the boards of directors of OGE Energy Corp. and its wholly-owned subsidiary, Oklahoma Gas & Electric Company, since September 2017, serving on the audit committee and the nominating and corporate governance committee.

In connection with his appointment, Mr. Sanner will receive director fees in the amount of $2,000 per month, consistent with the fees received by the other non-employee directors of the Company, plus an additional $1,000 per month for his service as the chair of the Compensation Committee.  Mr. Sanner does not have any arrangements or understandings with any other person pursuant to which he was appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Date: November 16, 2018	By:	/s/ Kelly J. Harris
Kelly J. Harris
Senior Vice President and Chief Financial Officer